                                                                               EXHIBIT 12



                                         SNYDER OIL CORPORATION

                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                               (Unaudited)


                                                                                                Three
                                                       Year ended December 31,               Months Ended
                                        ----------------------------------------------------   March 31,
                                          1991       1992       1993       1994       1995       1996
                                        --------   --------   --------   --------   --------   --------
                                                      (Dollars in thousands)
Income (loss) before taxes,
  minority interest and
  extraordinary item                    $ 3,893    $15,027    $22,538    $13,510    ($40,604)   $1,818
Interest expense                          8,452      4,997      5,315     10,337      21,679     3,614
                                         -------   -------    -------    -------    --------    -------
Earnings before fixed charges            12,345     20,024     27,853     23,847     (18,925)    5,432
                                         =======   =======    =======    =======    ========    =======
Fixed Charges:
Interest expense                          8,452      4,997      5,315     10,337      21,679     3,614
                                         -------   -------    -------    -------    --------    -------
Total fixed charges                     $ 8,452    $ 4,997    $ 5,315    $10,337     $21,679    $3,614
                                         =======   =======    =======    =======    ========    =======

Ratio of earnings
  to fixed charges                         1.46       4.01       5.24       2.31       (.87)      1.50
                                         =======   =======    =======    =======    ========    =======

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


                                    SNYDER OIL CORPORATION

                              COMPUTATION OF RATIO OF EARNINGS TO
                         COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                         (Unaudited)

                                                                                                Three
                                                      Years ended December 31,               Months Ended
                                        ----------------------------------------------------   March 31,
                                          1991       1992       1993       1994       1995       1996
                                        --------   --------   --------   --------   --------   --------
                                                      (Dollars in thousands)
Income (loss) before taxes,
  minority interest and
  extraordinary item                    $ 3,893    $15,027    $22,538    $13,510    ($40,604)   $1,818
Interest expense                          8,452      4,997      5,315     10,337      21,679     3,614
                                         -------   -------    -------    -------    --------    -------
Earnings before fixed charges            12,345     20,024     27,853     23,847     (18,925)    5,432
                                         =======   =======    =======    =======    ========    =======
Fixed Charges:
Interest expense                          8,452      4,997      5,315     10,337      21,679     3,614
Preferred stock dividends                   453      4,800      9,100     10,806       6,210     1,553
                                         -------   -------    -------    -------    --------    -------
Total fixed charges                     $ 8,905    $ 9,797    $14,415    $21,143     $27,889    $5,167
                                         =======   =======    =======    =======    ========    =======

Ratio of earnings
  to combined fixed charges
  and preferred dividends                  1.39       2.04       1.93       1.13        (.68)     1.05
                                         =======   =======    =======    =======    ========    =======


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